UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                  FORM 8-K

                              Amendement No. 1

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  December 21, 2005


                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                       0 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)

          501 Alliance Avenue, Suite 400, Toronto, Ontario, M6N 2J1
                  (Address of principal executive offices)

                              (416) 769-8788
                      (Registrant's telephone number)

      123 Commerce Valley Drive East, Suite 300, Thornhill, ON, L3T 7W8
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Resigning Officer. On December 21, 2005, Kalson G.H. Jang resigned as our Chairman of the Board of Empire Global Corp., (the "Registrant", the "Company") as outlined in Exhibit B of the Plan of Merger and Reorganization entered in to on November 4, 2005 with Excel Empire Limited. Mr. Jang remains as a Director of the Company.

New Officer. Contemporaneously on December 21, 2005. Our board members acted by written consent to appoint Ken Chu to serve as a Director and the Chairman of the Board and Chief Executive Officer, filling the vacancy left by the resignation of Kalson G.H. Jang as Chairman.

Ken Chu is 43 years old and is our Chief Executive Officer and Chairman of the Board. Mr. Chu has over 15 years of professional experience focusing on international capital markets, corporate consulting, and commercial information services in Hong Kong and Mainland China.

Mr. Chu has also been involved in corporate restructuring and consolidation for several financial institutions in Hong Kong and China as well as financial planning for various government projects and foreign public corporations. He was vital in the editing of "Basic Analysis for Chinese Public Companies" published by the China Chengxin Company. This publication, the first of its nature, is a research report reviewing all Chinese Public Companies and ranking their capital equity.

From 2002 to 2005 Mr. Chu founded and was the President of Excel Empire Limited that owned Sunwin Real Estate Development Co. Ltd. Mr. Chu also served as the Chief Financial Officer of Sunwin Real Estate Development Co. Ltd. From 2001 to 2003 he served as a Public Relations Director with the "China International Economic Technology Cooperation Association." From 1999 to 2004, Mr. Chu founded and was a Managing Director of Shenzhen Chung Cheng Xin Investment Consulting Co. Ltd.

Mr. Chu's experience and familiarity with the assets and contracts acquired from Excel Empire Limited is key to the continued success of the Company as we embark on our new real estate goals and objectives.

Mr. Chu does not hold any other directorships in reporting companies and does not have any family relationships among other current or nominated directors or executive officers.

Mr. Chu does not have any material interest in any current or future deal.
With respect to the merger reported on Form 8-K dated November 4, 2005, between the Registrant and Excel Empire Limited, Mr. Chu indirectly received 2,548,000 shares of the Registrant's common stock by way of his ownership in Billion Charm Group. Billion Charm Group was one of the shareholders of Excel Empire Limited that received shares of the Registrant on a pro-rata basis at the close of the aforementioned merger. Yue Zhen Zhu, sister of Mr. Chu, also received 2,548,000 shares of the Registrant's common stock indirectly through Acme Energy International Limited, one of the shareholders of Excel Empire Limited and a company where Ms. Zhu is the principal. Acme Energy International Limited was one of the shareholders of Excel Empire Limited that received shares of the Registrant on a pro-rata basis at the close of the aforementioned merger.

The Registrant is filing this Current Report on Form 8-K/A to amend and restate that certain Current Report on Form 8-K dated as of December 21, 2005 that was filed with the Commission on December 28, 2005 in order to amend and restate the Form 8-K with corrected information.

Kalson G.H. Jang resigned as our Chairman but remains a Director of the Company. This current report on Form 8-K/A supersedes and replaces the previously filed 8-K.



                                SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  January 9, 2005              EMPIRE GLOBAL CORP.


                                     Per: /s/ KEN CHU
                                          ------------------------------
                                          KEN CHU
                                          Chief Executive Officer



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